U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: June 28, 1999

                        Commission File Number: 33-11795

                           RECOM MANAGED SYSTEMS, INC.
                    (Formerly Mt. Olympus Enterprises, Inc.)


Incorporated under the laws                      I.R.S. Employer Identification:
 of the State of Delaware                                  87-0441351


                          Principal Executive Offices:
                             2412 Professional Drive
                               Roseville, CA 95661
                            Telephone: (916) 774-0953



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Item  2.   Acquisition or Disposition of Assets

         On June 11, 1999, the Company completed the acquisition (the "Acquisition") of substantially all of the assets of Valley Networking, Inc. ("Valley"), a Sacramento, California based firm which provides a comprehensive set of high quality computer products and services to local mid-sized companies. Acquired assets primarily included computer systems and technologies, equipment and inventory. The Company intends to use the acquired assets to position itself as a business-to-business ISP. By combining the new ISP services with its Web application development, the Company can provide its clients with a full service e-commerce solution. The purchase price of approximately $85 thousand was based on arm's length negotiations between the Company and Valley. The Company financed the Acquisition and related costs with cash on hand at the time of acquisition. The Company also agreed to assume debts totaling approximately $243,000.

Item  7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a) and (b).  Financial  Statements  of  Business  Acquired; Pro Forma Financial
              Information.

         Providing the financial statements and pro forma financial information required by this item is not practical at the time of this report on Form 8-K. Such financial statements and pro forma financial information are expected to be filed within 60 days of this filing by an amendment to this report on Form 8-KA.

(c)      Exhibits.

         The following documents are filed as part of this report:

         Exhibit No. 2.1    Agreement  of Purchase  and Sale dated June 11, 1999
                            between  Recom   Managed   Systems,   Inc.,   Valley
                            Networking, Inc. and Scott Storer, the principal stockholder of Valley

Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Recom Managed Systems, Inc.
                                                     (Registrant)

Date:    June 28, 1999                               By: /s/ James D. Collins
         -------------                                  ---------------------
                                                        James D. Collins
                                                        Chief Financial Officer


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